As filed with the Securities and Exchange Commission on December 7, 2005

                              Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            NEXTPHASE WIRELESS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
         (State or Other Jurisdiction of Incorporation or Organization)

                                   88-0343832
                      (I.R.S. Employer Identification No.)

        300 SOUTH HARBOR BOULEVARD, SUITE 500, ANAHEIM, CALIFORNIA 92805
                    (Address of Principal Executive Offices)

                            NEXTPHASE WIRELESS, INC.
                      2005 EMPLOYEE STOCK COMPENSATION PLAN
                              (Full Title of Plan)

                                   ROBERT FORD
                             CHIEF EXECUTIVE OFFICER
                            NEXTPHASE WIRELESS, INC.
                           300 SOUTH HARBOR BOULEVARD
                                    SUITE 500
                            ANAHEIM, CALIFORNIA 92805
                             TELEPHONE:(714)765-0010
                            TELECOPIER:(714)765-0015
            (Name, Address and Telephone Number of Agent for Service)

                  Copies of all communications and notices to:
                              GAVIN C. GRUSD, ESQ.
                       CERTILMAN BALIN ADLER & Hyman, LLP
                                90 Merrick Avenue
                           East Meadow, New York 11554
                            Telephone: (516) 296-7000
                           Telecopier: (516) 296-7111



                                       CALCULATION OF REGISTRATION FEE

    ==================   ==================  ===================  ===================  ==================
                                                  Proposed             Proposed
        Title of              Amount              Maximum              Maximum
      of Securities            To Be              Offering            Aggregate            Amount of
          To Be            Registered (1)          Price               Offering          Registration
       Registered                                Per Share              Price                 Fee
    ------------------   ------------------  -------------------  -------------------  ------------------
     Common Shares
     (par value
     $.001 per
     share)                  20,000,000 (2)            $ .30 (3)      $ 6,000,000 (3)           $ 706.20
    ------------------   ------------------  -------------------  -------------------  ------------------
     (par value
     $.01 per
     share)                  20,000,000 (4)            $ .30 (3)      $ 6,000,000 (3)           $  -- (5)
    ------------------   ------------------  -------------------  -------------------  ------------------
     Total                                                                                      $ 706.20
    ==================   ==================  ===================  ===================  ==================


(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), an additional indeterminate number of Common
      Shares are being registered to cover any adjustments in the number of Common Shares pursuant to the anti-dilution provisions of the NextPhase Wireless, Inc. 2005 Employee Stock Compensation Plan (the "Plan").

(2)   Represents the issuance of Common Shares issuable under the Plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.

(4) Represents the resale of up to 20,000,000 Common Shares which may be issued under the Plan to certain persons who may be deemed affiliates of the Registrant.

(5) Pursuant to Rule 457(h)(3), no additional filing fee is payable with respect to the registration of the resale of Common Shares issuable under the Plan.

                                EXPLANATORY NOTE

        Pursuant to General Instruction C of Form S-8, this Registration Statement contains (as Annex A hereto) a prospectus meeting the requirements of
Part I of Form S-3 relating to reofferings of Common Shares of the Registrant which may be acquired pursuant to the Plan by persons who may be deemed affiliates of the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference
        ---------------------------------------

        The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, are incorporated into this Registration Statement by reference:

      (a)   Annual Report on Form 10-KSB for the year ended March 31, 2005.

      (b) Amendment No. 1 to Annual Report on Form 10-KSB/A for the year ended March 31, 2005.

      (c)   Quarterly Report on Form 10-QSB for the period ended June 30, 2005.

      (d)   Current Report on Form 8-K dated August 3, 2005.

      (e)   Quarterly  Report on Form 10-QSB for the period ended  September 30,
            2005.

      (f) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 10-SB/A, Amendment No. 5 (File No. 000-24595), which was filed with the Commission on February 28, 2000.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference, and to be a part of this Registration Statement from their respective dates of filing.

ITEM 4. Description of Securities
        -------------------------

        Not applicable.

ITEM 5. Interests of Named Experts and Counsel
        --------------------------------------

        Certain legal matters in connection with the offering of securities registered hereunder are being passed upon for the Registrant by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554.

ITEM 6. Indemnification of Directors and Officers
        -----------------------------------------

        Article 6.3 of the Registrant's Articles of Incorporation, as amended, provides as follows:

        "6.3.1 The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expense (including attorneys fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding. had actual knowledge that his or her conduct was unlawful.

        6.3.2 The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action or suit by or in the right of the Corporation to procure a judgment in it's favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense the court shall deem proper.

        6.3.3 To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in (a) and (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        6.3.4 Any indemnification under (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination by the Corporation that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

        6.3.5 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in (d)
(sic) upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

        6.3.6 The indemnification provided by this section shall not be deemed exclusive of any other rights to which those identified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and personal representatives of such person.

        6.3.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

        6.3.8 A Director shall not be personally liable for breach of fiduciary duty when acting either as a Director or Officer except for acts involving intentional misconduct, fraud, a knowing violation of the law or the payment of illegal dividends. NRS 78.037. NRS 78.300."

Further, the Nevada Revised Statutes provides as follows:

PARAGRAPH  7  OF  NRS  78.138  DIRECTORS  AND  OFFICERS:   EXERCISE  OF  POWERS;
PERFORMANCE OF DUTIES; PRESUMPTIONS AND CONSIDERATIONS; LIABILITY TO CORPORATION AND STOCKHOLDERS PROVIDES:

        "7. Except as otherwise provided in NRS 35.230, 90.660, (91.250, 452.200, 452.270, 668.045 and 694A.030, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

          (a) His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

          (b) His breach of those duties involved intentional misconduct, fraud or a knowing violation of law."

"NRS 78.747 LIABILITY OF STOCKHOLDER, DIRECTOR OR OFFICER FOR DEBT OR LIABILITY OF CORPORATION.

        1. Except as otherwise provided by specific statute, no stockholder, director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the stockholder, director or officer acts as the alter ego of the corporation.

        2. A stockholder, director or officer acts as the alter ego of a corporation if:

          (a) The corporation is influenced and governed by the stockholder, director or officer;

          (b) There is such unity of interest and ownership that the corporation and the stockholder, director or officer are inseparable from each other; and

          (c) Adherence to the corporate fiction of a separate entity would sanction fraud or promote a manifest injustice.

        3. The question of whether a stockholder, director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law."

"NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

        (1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

          (a) Is not liable pursuant to NRS 78.138 [directors and officers duty to exercise their powers in good faith and with a view to the interests of the corporation]; or

          (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

        (2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

          (a) Is not liable pursuant to NRS 78.138; or

          (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

"NRS  78.751   AUTHORIZATION   REQUIRED   FOR   DISCRETIONARY   INDEMNIFICATION;
ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

        (1) Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a) By the stockholders;

          (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

        (2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposi tion of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

        (3) The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

"NRS 78.752 INSURANCE AND OTHER FINANCIAL ARRANGEMENTS AGAINST LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

        1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

        2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

          (a) The creation of a trust fund.
          (b) The establishment of a program of self-insurance.
          (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.
          (d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

        3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

        4. In the absence of fraud:

          (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

          (b) The insurance or other financial arrangement:

            (1) Is not void or voidable; and

            (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

        5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS."

        The effect of the foregoing is to require the Registrant to the extent permitted by law to indemnify the officers, directors, employees and agents of the Registrant for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. Exemption From Registration Claimed
        -----------------------------------

        Not applicable.

ITEM 8. Exhibits
        --------

        4.1     Specimen Common Stock Certificate of the Registrant(1)

        5       Opinion of Certilman  Balin Adler & Hyman LLP as to the legality
                of  the  Common  Shares  issuable   pursuant  to  the  NextPhase
                Wireless, Inc. 2005 Employee Stock compensation Plan

        23.1    Notice   regarding   consent   of   Russell   Bedford   Stefanou
                Mirchandani, LLP

        23.2 Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion filed as Exhibit 5 hereto)

        99      NextPhase Wireless, Inc. 2005 Employee Stock compensation Plan

ITEM 9. Undertakings
        ------------

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

------------------------------
(1) Denotes documents filed as an exhibit to our Form 10-SB/A filed with the Commission on February 28, 2000 and incorporated herein by reference.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability of the Registrant to any purchaser under the Securities Act of 1933 in a primary offering of the Registrant's securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

          (iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 7th day of December, 2005.


                                       NEXTPHASE WIRELESS, INC.

                                       By:  /s/ Robert Ford
                                            ------------------------------------
                                            Robert Ford, Chief Executive Officer


                        ---------------------------------

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Robert Ford with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of his substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                CAPACITY                             DATE

/s/ Robert Ford          Chief Executive Officer              December 7, 2005
    -----------          and Director
    Robert Ford          (Principal Financial Officer
                         and Principal Accounting Officer)


/s/ Stephen D. Young     Chairman of the Board,               December 7, 2005
    ----------------     Treasurer and Director
    Stephen D. Young

/s/ James G. Wray        Director                             December 7, 2005
    -------------
    James G. Wray

                                     ANNEX A

                                   Prospectus

                            20,000,000 Common Shares

                            NextPhase Wireless, Inc.

        This Prospectus relates to the sale or offer for sale on the OTC Bulletin Board or otherwise, of an aggregate of 20,000,000 Common Shares, $.001 par value (the "Common Shares"), of NextPhase Wireless, Inc., under the Company's 2005 Employee Stock Compensation Plan.

        There are no commitments pursuant to which the company will receive any proceeds from the resale of the Common Shares by the selling shareholders. See "Selling Shareholders."

        The selling shareholders, directly through agents designated by them from time to time or through broker-dealers or underwriters also to be designated, may sell the Common Shares, from time to time, in or through privately negotiated transactions, or in one or more transactions, including block transactions, on the OTC Bulletin Board, or on any other market or stock exchange on which the Common Shares may be listed in the future under the rules of that market or exchange, or otherwise. The selling price of the Common Shares may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Selling Shareholders" and "Plan of Distribution".

        The selling shareholders and any agents, broker-dealers, or underwriters that participate with the selling shareholders in the distribution of any of the Common Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by them, and any profit on the resale of the Common Shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. The company is not aware of any underwriting arrangements with respect to the resale of the Common Shares by the Selling Shareholders. See "Selling Shareholders" and "Plan of Distribution".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            NextPhase Wireless, Inc.
                      300 South Harbor Boulevard, Suite 500
                            Anaheim, California 92805
                            Telephone:(714) 765-0010
                            Facsimile: (714) 765-0015

        The company's Common Shares are traded on the OTC Bulletin Board under the symbol "NXPW.OB". On December 5, 2005, the closing price for the company's Common Shares on the OTC Bulletin Board, as reported by NASDAQ, was $0.30 per share.

                 The date of this prospectus is December 7, 2005

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


                             ADDITIONAL INFORMATION

        NextPhase Wireless, Inc. has filed a Registration Statement on Form S-8 (together with all amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to NextPhase and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed therewith, copies of which may be obtained upon payment of a fee prescribed by the Commission, or may be examined free of charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Furthermore, the Commission maintains a web site at http://www.sec.gov that contains registration statements, reports, proxy and information statements and other information regarding NextPhase. Each statement made in this prospectus referring to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions.

                                TABLE OF CONTENTS
                                                                           Page

          Incorporation of Certain Documents by Reference ................ A-4
          The Company .................................................... A-5
          Forward-Looking Statements ..................................... A-5
          Risk Factors ................................................... A-7
          Selling Shareholders ........................................... A-12
          Plan of Distribution ........................................... A-13
          Legal Matters .................................................. A-14
          Experts ........................................................ A-14
          Additional Information ......................................... A-14

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        The following documents filed by the company with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, are incorporated into this prospectus by reference:

        (a)     Annual Report on Form 10-KSB for the year ended March 31, 2005.

        (b) Amendment No. 1 to Annual Report on Form 10-KSB/A for the year ended March 31, 2005.

        (c)     Quarterly  Report on Form  10-QSB for the period  ended June 30,
                2005.

        (d)     Current Report on Form 8-K dated August 3, 2005.

        (e) Quarterly Report on Form 10-QSB for the period ended September 30, 2005.

        (f) The description of the company's Common Shares contained in the company's Registration Statement on Form 10-SB/A, Amendment No. 5 (File No. 000-24595), which was filed with the Commission on February 28, 2000.

        NextPhase Wireless, Inc. will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated into this prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to the Secretary, NextPhase Wireless, Inc., 300 South Harbor Boulevard, Suite 500, Anaheim, California 92805, telephone number: (714) 765-0010.

        Any statement contained in a document incorporated in this prospectus by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                   THE COMPANY

        NextPhase Wireless, Inc. is a connectivity company that specializes in delivering integrated Internet, voice and data communications solutions to its customers. We design, deploy and operate our own wireless networks and also provide wireless technology solutions to businesses and municipalities.

        NextPhase has been operating in this business since August 3, 2004 when we acquired our subsidiary NextPhase Technologies, Inc. in a share exchange transaction. Accordingly, the company has limited operating history upon which prospects and future performance can be evaluated. Before August 3, 2004 we had no revenues while expenses were incurred in the development of the business. Since operations began in August 2004, the company has generated insignificant revenues while incurring relatively substantial expenses to develop the business.

        NextPhase Wireless, Inc. was incorporated in Nevada on August 28, 1995 under the name Professional Mining Consultants, Inc.

        The Company's corporate address is 300 S. Harbor Blvd., Anaheim, California 92805 and its telephone number is (800) 748-5548. The Company maintains a website at www.npwireless.com. Information contained on the website is not part of this prospectus.

                           FORWARD-LOOKING STATEMENTS

        Certain information contained in this report may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. The safe harbor created by the Securities Litigation Reform Act will not apply to certain "forward looking statements" because we issued "penny stock" (as defined in Section 3(a)(51) of the Securities Exchange Act of 1934 and Rule 3a51-1 under the Exchange Act) during the three year period preceding the date(s) on which those forward looking statements were first made, except to the extent otherwise specifically provided by rule, regulation or order of the Securities and Exchange Commission. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this Prospectus or which are otherwise made by or on behalf of us. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "explore", "consider", "anticipate", "intend", "could", "estimate", "plan", "propose" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

         o our ability to raise capital necessary to sustain our anticipated operations and implement our proposed business plan,

         o     our ability to implement our proposed business plan,

         o our ability to obtain regulatory permits and approvals to operate in the high-speed wireless network industry,

         o the introduction of new broadband connectivity technologies by our competitors that may have advantages over our planned products and may make our planned products less attractive to our potential customers,

         o our ability to identify and complete acquisitions and successfully integrate the businesses we acquire, if any,

         o our ability to employ and retain qualified management and employees,

         o our dependence on the efforts and abilities of our current employees and executive officers,

         o changes in government regulations that are applicable to our anticipated business,

         o     changes in the demand for our services,

         o     the degree and nature of our competition,

         o     our lack of diversification of our business plan,

         o the general volatility of the capital markets and the establishment of a market for our shares,

         o     our  ability  to  generate   sufficient   cash  to  pay  our
               creditors, and

         o disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events.

We are also subject to other risks detailed from time to time in other Securities and Exchange Commission filings, in the "Risk Factors" section below and elsewhere in this report. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

                                  RISK FACTORS

        THE SECURITIES OFFERED IN THIS PROSPECTUS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, AND SHOULD NOT BE PURCHASED BY PERSONS OR ENTITIES WHO/WHICH CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE INVESTING IN THE SECURITIES.


        WE HAVE A LIMITED OPERATING HISTORY.

        We were a non-operating company from August 1, 2001 until August 3, 2004 when NextPhase Technologies, Inc. became our wholly owned subsidiary as a result of a share exchange transaction. NextPhase Technologies also did not have an operating business at the time of the share exchange. Accordingly, we have been operating our business only since August 3, 2004.

        Accordingly, we have only a limited operating history upon which you can evaluate our prospects and future performance. Prior to August 3, 2004 we had no revenues, while we incurred expenses in the development of our business. We have generated insignificant revenues since our operations began and we have incurred relatively substantial expenses to develop our business since August 3, 2004. You should consider our prospects based on the risks, expenses and difficulties frequently encountered in the operation of a start up and developing business in a rapidly evolving industry characterized by intense competition.

        WE HAVE LIMITED WORKING CAPITAL AND NEED FOR ADDITIONAL FINANCING.

        NextPhase currently has a working capital deficit. While our management believes that its financial policies and planned use of its limited funds are prudent, we expect to substantially rely on offerings of securities, financings from third parties, resign additional capital and to provide us working capital for the short-term which imposes significant financial risks. We expect we will need additional funding to implement our business plan. NextPhase has not received any commitment from any financing source that the company will receive this additional financing and there can be no guarantee that we will receive any such commitment in the future. Further, there can be no assurance that the company will be successful in continuing to meet its cash requirements or in raising the additional capital, or if it is successful, that the company will be able to achieve its business objectives on reasonable terms in light of the Company's current circumstances. Further, there can be no assurance that the company will be successful in continuing to meet its cash requirements or in raising the additional capital, of if it is successful, that the company will be able to achieve its objectives on reasonable terms in light of the company's current circumstances.

        WE FACE INTENSE PRICE COMPETITION ON CERTAIN SERVICES.

        Some parts of the broadband wireless internet access service market in which we operate and intend to operate may become commodities which would result in intense price competition. While NextPhase believes it will be able to distinguish its planned services from competing services, products, and technologies offered by others, if we fail to distinguish our self from others, this could hinder market acceptance of our services, force reductions in contemplated sales prices of our services, and reduce our overall sales and gross margins. Potential customers may view price as the primary distinguishing characteristic between our products and the products of our competitors. This could result in the NextPhase incurring significant and protracted losses.

        NEW BROADBAND CONNECTIVITY TECHNOLOGIES MAY BE DEVELOPED.

        New products or new technologies may be developed that supplant or provide lower-cost or better performing alternatives to our planned products and services. This could negatively impact our financial results. In addition, alternative broadband connectivity technologies may have advantages over our planned products and make our planned products less attractive to customers.

        WE MAY BE UNABLE TO ATTRACT CUSTOMERS DUE TO UNKNOWN TRENDS IN THE MARKET PLACE.

        If we are able to implement our business plan, we will be selling services into a marketplace that is experiencing a convergence of competing technologies. Typically, established telecommunications providers desire extremely robust products with the expectation of a relatively long effective life. Networking providers on the other hand are looking for optimal performance at any given time with the assumptions and market forces that they will be upgrading their systems in several years and therefore are extremely cost sensitive. As a result and depending on the outcome of unknown trends in technology, market forces, and other variables, the company may not attract a broad enough market to be commercially viable.

        OUR MARKETING STRATEGY MAY NOT BE VIABLE.

        NextPhase plans to raise additional capital in the future and establish and further develop broadband wireless access services at selected locations initially in Southern California and, as our financial resources allow, to expand into other geographic markets as well. The company will need to rent space for antennas at locations that have not yet been determined. In each market, we will seek to offer broadband wireless access services to consumers and small businesses. The strategy that the company has adopted has been developed without the benefit of any independent third party evaluation.

        WE FACE INTENSE COMPETITION.

        Our planned services face intense competition from several larger and well-established companies who directly or indirectly through joint ventures and other agreements, offer wireless internet access services similar to those that NextPhase plans to offer. These competitors possess substantially greater financial and managerial resources than NextPhase and there is every likelihood that NextPhase will continue to face intense competition.

        WE DEPEND UPON KEY PERSONNEL AND NEW EMPLOYEES.

        NextPhase believes its success will depend, to a significant extent, on the efforts and abilities of Stephen D. Young, Robert Ford and James Wray. The loss of the services of any one or more of them could have a material adverse effect on NextPhase. Our success also depends upon our ability to attract and retain qualified employees and highly experienced sales representatives. There can be no assurance that we will be successful in these efforts.

        WE WILL NEED TO RETAIN ADDITIONAL EMPLOYEES IF WE ARE TO GROW.

        If NextPhase grows, we will need to add additional marketing and managerial talent to support our business plan. Since NextPhase will likely be viewed as a new and small enterprise, we may find it difficult to attract and retain qualified employees.

        OUR  PLANNED  BUSINESS  MODEL WILL CAUSE US TO INCUR  SIGNIFICANT  FIXED
COSTS.

        As currently planned, NextPhase will need to purchase equipment and enter into lease agreements for the lease of suitable real property on which to place antennae to create the "hotzones" to enable NextPhase to offer broadband wireless access services. While NextPhase has not yet identified specific real estate locations, our operation will result in a significant portion of our operating costs becoming "fixed costs" - with the result that NextPhase will need to achieve significant number of subscribers in each market area to allow us to operate without significant losses. There can be no assurance that NextPhases' management will successfully identify appropriate real estate locations and that these locations will operate with sufficient volume to absorb the anticipated high fixed costs that the company will incur by way lease costs, insurance, maintenance, and other operating costs.

        CHANGES TO GOVERNMENT REGULATIONS COULD NEGATIVELY AFFECT OUR BUSINESS.

        Our planned operations will be subject to extensive telecommunications-based regulation by the United States and foreign laws and international treaties. In the United States we are subject to various Federal Communications Commission ("FCC") rules and regulations. Current FCC regulations permit license-free operation in certain FCC-certified bands in the radio spectrum. However, there can be no assurance that the occurrence of regulatory changes, including the changes in the allocation of available frequency spectrum, changes in the use of allocated frequency spectrum, or modifications to the standards establishing irrefutable Part 15 unlicensed Part 15 users, would not significantly affect our operations by restricting our planned operations or increasing the opportunity of our competitors. In addition, NextPhase will be subject to state and local regulations that directly impact the company's placement and operation of antennae used in creating the "hotzones." There can be no assurance that governmental regulations will not be changed so that the costs and burdens imposed on the company will not materially and adversely impact the company's planned business.

        OUR LACK OF LIABILITY INSURANCE COVERAGE.

        NextPhase currently carries $4,000,000 in general liability insurance coverage with a $1,000,000 umbrella. In the event that any officer, director or employee incurs a personal injury or in the event that any person incurs any property damage or other losses in connection with the conduct of our business or in providing services to NextPhase, NextPhase could be held liable under one or more California laws. In addition, NextPhase will need to secure general premises liability insurance for each parcel of real estate that NextPhase leases for the placement of an antenna to create a "hotzone." While we intend to secure sufficient insurance coverage for these types of losses, in the event that NextPhase is found liable for damage or other losses prior to securing such insurance coverage or if liabilities established in excess of the policy limits, NextPhase would incur losses in paying any such excess claims or judgments and these amounts could significantly impair or limit the ability of the company to continue in business.

        THERE IS A LIMITED PUBLIC MARKET FOR OUR COMMON SHARES, THEREFORE OUR COMMON SHARES WILL HAVE LIMITED TRANSFERABILITY.

        Although our Common Shares are traded at the over-the-counter Bulletin Board operated by NASDAQ, there can be no guarantee that a continuous and liquid trading market for the Common Shares will be sustained for any period so as to allow holders of the Common Shares to effect any public resale of the Common Shares. Investors may not, therefore, be readily able to liquidate their investment in the event of an emergency or for any other reasons, and the Common Shares may not be accepted as collateral for a loan. Consequently, the Common Shares should be purchased and held as a long-term investment only.

        OUR CORPORATE CHARTER ELIMINATES PERSONAL LIABILITY OF OUR DIRECTORS.

        As permitted by the Nevada General Corporation Law, our Certificate of Incorporation eliminates the personal liability of the directors acting in the capacity of a director or officer except for acts involving intentional misconduct, fraud, a knowing violation of the law or the payment of illegal dividends. Accordingly, except in certain circumstances, stockholders will have limited rights to recover money damages from our directors, officers, employees and agents for breach of such duty.

        WE DO NOT PLAN TO PAY CASH OR STOCK DIVIDENDS.

        Our company has never paid any cash or other dividends on our stock and we anticipate that, for the foreseeable future, we will retain any earnings for use in the operation of our business and do not intend to pay cash or stock dividends. Any payment of dividends in the future will be at the discretion of our board of directors.

        CONFLICTS OF INTEREST.

        Certain officers and directors of NextPhase may elect to engage in other business activities similar and dissimilar to those engaged in by NextPhase. The extent that such officers and directors engage in such other activities, they will have possible conflicts of interest in diverting opportunities to other companies, entities or persons with which they are or may become associated or in which they may have an interest. Such potential conflicts of interest include, among other things, time, effort and corporate opportunity. Since no policy has been established for the resolution of such a conflict, NextPhase may be adversely affected should the individuals choose to place their other business interests before those of NextPhase. No assurance can be given that such potential conflicts of interest will not cause NextPhase to lose potential opportunities.

        OUR PUBLICLY TRADED SHARES ARE CURRENTLY LOW PRICED WHICH SUBSTANTIALLY INCREASES THE RISKS IN INVESTING IN THE COMMON SHARES.

        Trading of our Common Shares is limited since our publicly traded Common Shares are considered a Penny Stock. Accordingly, the retail market for our Common Shares is subject to burdens that are imposed on brokers whose customers may wish to acquire them.

        Consequently, a holder of our Shares may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our securities. In the absence of a security being quoted on NASDAQ, or NextPhase having

$2,000,000 in net tangible assets, trading our Common Shares is covered by Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities.

        Under those rules, broker/dealers who recommend those securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net work in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are also exempt from this rule if the market price is at least $5.00 per share, or for warrants, if the warrants have an exercise price of at least $5.00 per share. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock.

        The Commission has adopted regulations under that Act which define a penny stock to be any NASDAQ or non-NASDAQ equity security that has a market price or exercise price of less than $5.00 per shares and allows for the enforcement against violators of the proposed rules.

        In addition, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule prepared by the Commission explaining the important concepts involving a penny stock market, the nature of such market, terms used in such market, the broker/dealer's disciplinary history, and the customer's rights and remedies in case of fraud or abuse in the sale.

        Disclosure also must be about commissions payable to both the broker/dealer and the registered representative, current quotations for the securities, and, if the broker/dealer is the sole market maker, the broker/dealer must disclose this fact and its control over the market. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

        While many NASDAQ stocks are covered by the definition of penny stock, transactions in NASDAQ stock are exempt from all but the sole market-maker provision for (i) issuers who have $2,000,000 in tangible assets has been in operation for at least three years ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor, and (iii) transactions that are not recommended by the broker/dealer.

        In addition, transactions in a NASDAQ security directly with the NASDAQ market maker for those securities, are subject only to the sole market-maker disclosure, and the disclosure with regard to commissions to be paid to the broker/dealer and the registered representatives.

        NextPhase's securities are subject to the above rules on penny stocks and the market liquidity for NextPhase's securities could be severely affected by limiting the ability of broker/dealer to sell NextPhase's securities.

                              SELLING SHAREHOLDERS

        The following table sets forth, as of December 2, 2005, to the company's knowledge, certain securities ownership information with respect to the selling shareholders:

                                                                               Common Shares to be
                                                                               Beneficially Owned
                                                                                 After Offering
                              Common Shares       Number of Common    =====================================
                            Beneficially Owned     Shares Offered
           Name              Before Offering(1)       For Sale             Number            Percent of
                                                                                             Outstanding
    ====================  ====================  ====================  =================   =================

    Robert Ford               1,029,769(2)           420,769(6)            609,000             2.61%
    Stephen P. Young          2,474,691(3)           384,615(6)          2,090,076             9.14%
    James Wray                1,687,985(4)           329,230(6)          1,358,755             5.95%
    Daniel Liebermann         1,294,615(5)           164,615(6)          1,130,000             4.99%


_________________
*less than one percent

(1) Unless otherwise noted, the company believes that all persons named above have sole voting and investment power with respect to all Common Shares beneficially owned by them, subject to community property laws, where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from December 2, 2005 upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from December 2, 2005 have been exercised.

(2) Includes 400,000 Common Shares issuable to Robert Ford in payment of bonuses previously earned, and 420,729 Common Shares issuable under the Plan to Mr. Ford within 60 days, in payment of accrued salary.

(3) Includes 384,615 Common Shares issuable under the Plan to Mr. Young within 60 days, in payment of accrued salary.

(4) Includes 329,230 Common Shares issuable under the Plan to Mr. Wray within 60 days, in payment of accrued salary.

(5) Includes 1,100,000 Common Shares owned by Sierra Capital, LLC, which is 50% owned by Daniel Liebermann and 50% owned by Mr. Liebermann's father, 30,000 common shares owned by Mr. Liebermann's father, and 164,615 Common Shares issuable under the Plan to Mr. Liebermann, within 60 days in payment of accrued salary.

(6) Represents Common Shares issuable under the company's 2005 Employee Stock Compensation Plan. The selling shareholder may be issued additional Common Shares in the future, in numbers which have not been determined, if any.

        There are no commitments pursuant to which the company will receive any proceeds from the sale of the Common Shares by the selling shareholders.

        To the company's knowledge, no selling shareholder has had any position, office or other material relationship with the company or any of its affiliates during the past three years (other than as a holder of the Company's securities), except that:

        o Stephen Young has been a Director of the company since August 2004 and Chairman of the Board since November 2004. He served as our Chief Executive Officer, Chief Financial Officer and Treasurer from November 2004 to May 2005. Mr. Young has been a Director of NextPhase Technologies, Inc., which became a subsidiary of the company as a result of a share exchange transaction on August 3, 2004, since April 1, 2004, and the President, Chief Executive Officer, Secretary and Chief Financial Officer of NextPhase Technologies since May 1, 2004.

        o       Robert  Ford  has  been  our  Chief  Executive  Officer,   Chief
                Financial Officer, Treasurer and a Director of NextPhase since February 2005.

        o James G. Wray has been a Director of NextPhase since August 2004. He served as Vice President Sales and Marketing, Secretary and Director from November 2004 to May 2005. Mr. Wray served as President of the NextPhase Broadband division since May 2005. Since April 1, 2004, Mr. Wray has been a Director, Secretary and Executive Vice President of NextPhase Technologies, Inc., which became our wholly owned subsidiary as a result of a share exchange in August 2004.

        o Mr. Liebermann has served as NextPhase's Vice President of Finance since May 2005.

                              PLAN OF DISTRIBUTION

        The Common Shares set forth in the "Selling Shareholders" table may be sold by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest, either pursuant to the Registration Statement of which this prospectus forms a part or, if available, under Section 4(1) of the 1933 Act or Rule 144 promulgated thereunder.

        To the company's knowledge, this offering is not being underwritten. The company believes that the selling shareholders, directly through agents designated from time to time, or through broker-dealers or underwriters also to be designated (who may purchase as principal and resell for their own account), may sell the Common Shares from time to time, in or through privately negotiated transactions, or in one or more transactions, including block transactions, on the over-the-counter bulletin board or on any other market or stock exchange on which the Common Shares may be listed in the future pursuant to and in accordance with the applicable rules of such market or exchange or otherwise. The selling price of the Common Shares may be at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. From time to time, to the extent permitted by applicable law, the selling shareholders may engage in short sales against the box, puts and calls and other transactions in securities of the company or derivatives thereof, and may sell and deliver the Common Shares in connection therewith. Further, except as a result of limitations imposed on the selling shareholders pursuant to Form S-8 General Instruction C(2)(b), and as set forth in this prospectus, the selling shareholders are not restricted as to the number of Common Shares which may be sold at any one time, and it is possible that a significant number of Common Shares could be sold at the same time, which may have a depressive effect on the market price of the company's Common Shares.

        The selling shareholders may also pledge Common Shares as collateral for margin accounts, and those Common Shares could be resold pursuant to the terms of such accounts. Resales or reoffers of the Common Shares by the selling shareholders must be accompanied by a copy of this prospectus.

        The selling shareholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Shares may be deemed to be underwriters, and any profit on the sale of the Common Shares by them, and any discounts, commissions or concessions received by them, may be deemed to be underwriting commissions or discounts under the 1933 Act.

                                  LEGAL MATTERS

        Matters relating to the legality of the securities being offered by this prospectus are being passed upon for the Company by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554.

                                     EXPERTS

        The financial statements of the Company as of March 31, 2005 and for the years ended March 31, 2005 and 2004 included in the company's Annual Report on Form 10-KSB for the year ended March 31, 2005 have been audited by Russell Bedford Stefanou Mirchandani, LLP, independent certified public accountants, as set forth in their report thereon appearing therein and are incorporated herein by reference to that Annual Report on Form 10-KSB in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

        The Company has filed a Registration Statement on Form S-8 (together with all amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the company and the securities offered by this prospectus, reference is made to the Registration Statement and to the exhibits filed with it, copies of which may be obtained upon payment of a fee prescribed by the Commission, or may be examined free of charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Furthermore, the Commission maintains a website at http://www.sec.gov that contains registration statements, reports, proxy and information statements, and other information regarding NextPhase. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions.

                                INDEX TO EXHIBITS

Exhibit
Number                        Description of Exhibit
-------       ------------------------------------------------------------------

4.1           Specimen Common Stock Certificate of the Registrant(1)

5 Opinion of Certilman Balin Adler & Hyman LLP as to the legality of the Common Shares issuable pursuant to the NextPhase Wireless, Inc. 2005 Employee Stock Compensation Plan

23.1          Consent of Russell Bedford Stefanou Mirchandani, LLP

23.2 Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion filed as Exhibit 5 hereto)

99            NextPhase Wireless, Inc. 2005 Employee Stock Compensation Plan


----------------------
(1) Denotes documents filed as an exhibit to our Form 10-SB/A filed with the Commission on February 28, 2000 and incorporated herein by reference.